Exhibit 10.2

December 27, 2018

James E. Evans

Great American Insurance Group Tower

301 East Fourth Street

Cincinnati, Ohio 45202

RE:	Consulting Agreement Extension

Dear Jim:

The purpose of this letter is to set forth in writing our agreement concerning an extension of your service as an executive consultant to American Financial Group, Inc. (“AFG”) through 2019.

To that end, you and the Company hereby agree to extend your current consulting arrangement through December 31, 2019. During the term, you agree to provide consulting services to AFG and related organizations, including, without limitation, the subsidiaries and affiliates of AFG and their shareholders, officers, directors, employees and agents (collectively, the “Company”), making yourself available to answer questions and consult with the Company upon reasonable request. This consulting arrangement shall be on the same terms as provided in our current consulting arrangement, including the consulting fee. To that end, the fee to be paid you for your consulting services to the Company during 2019 shall be $300,000, paid in installments as agreed upon.

If after review of this letter, you find it acceptable, please sign, date and return an original copy to me.

Very truly yours,

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Carl H. Lindner
Carl H. Lindner
Co-Chief Executive Officer

ACCEPTED AND AGREED:

/s/ James E. Evans
James E. Evans

Dated: December 27, 2018